UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  March 6, 2000
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                Date of report (Date of earliest event reported)



                          Arinco Computer Systems Inc.
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             (Exact name of registrant as specified in its charter)


    New Mexico                            0-13347                   85-0272154
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(State or other jurisdiction of        (Commission              (I.R.S Employer
incorporation or organization)         File Number)          Identification No.)


1650 University Blvd.,  N.E.,  Suite 5-100, Albuquerque, New Mexico      87102
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  (address of principal executive office)                           (zip code)



                                 (505) 242-4561
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              (Registrant's telephone number, including area code)


                                 not applicable
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                         (Former name or former address,
                          if changed since last report)













ITEM 5.  Other Events

On March 6, 2000, the Company entered into a Letter of Intent with a private investment firm, Pangea Internet Advisors LLC. The intent letter provides for a cash investment of up to $40 million in newly- issued Preferred Stock of the Company, which stock may be convertible at a basis of $0.25 per common share. As part of the transaction, certain investors will acquire five-year warrants to acquire shares representing 15% of the Company's Common Stock on a fully diluted basis. The letter agreement is subject to the negotiation and execution of definitive documents governing the transactions contemplated by the Letter, containing customary representations, warranties, covenants and indemnification, in form and substance satisfactory to the Company and Pangea.

A definitive agreement is expected to be reached within a two-week period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Arinco Computer Systems Inc.

Date: March 7, 2000

                                S/James A. Arias
                             -----------------------------------
 James A. Arias
 Interim Chief Executive Officer